Exhibit 99.1

Ozop Energy Solutions Inc. Announces Key Developments for ARC’s Lighting Control System

Warwick, NY, September 12, 2024 (GLOBE NEWSWIRE) — Ozop Energy Solutions Inc. (OZSC), a leader in advanced lighting control solutions, announces significant progress within its Automated Room Controls Inc. (ARC) division. ARC continues to innovate in the lighting controls industry, advancing its product offerings and maintaining its commitment to quality and regulatory compliance.

Submission of URC and Expansion Cards for ETL Testing

ARC has submitted its Universal Room Controller (URC) and associated expansion cards for ETL (Electrical Testing Laboratories) testing. ETL certification is a key industry standard that ensures products comply with North American safety standards. Obtaining ETL certification is a crucial step toward expanding ARC’s market reach and reinforcing its commitment to delivering high-quality, reliable products to its customers. The URC is the cornerstone of ARC’s modular lighting control system, offering significant flexibility and scalability for commercial lighting applications. Upon ETL certification, ARC’s customers and partners can be assured of the safety and durability of its products.

Development of the New DMX Expansion Card: MIX-r

ARC is also excited to announce the development of its new DMX (Digital Multiplex) expansion card, MIX-r. The MIX-r is a DIN  rail-mounted expansion card designed specifically for the ARC system, allowing for DMX-based scenes and lighting control within the ARC universe. DMX is a standard for digital communication networks commonly used in stage lighting and effects, offering precise control and synchronization of lighting systems. The integration of DMX control within the ARC ecosystem will provide users with enhanced versatility, enabling them to create complex lighting scenes and effects that are easily programmable and highly responsive. This innovation highlights ARC’s dedication to continually evolving its product line to meet the changing demands of the lighting industry.

Finalization of the URC MkIV Design

ARC has finalized the design for the URC MkIV, a revision of its existing URC MkIII model. This new model will be sold alongside the existing product revision, offering additional features that align with the latest industry standards and technological advancements. The URC MkIV has been designed to meet UL924 compliance, a standard for emergency lighting and power equipment, ensuring that it meets stringent safety and performance requirements.

Furthermore, the URC MkIV will bring Bluetooth NLC (Networked Lighting Controls) to the ARC ecosystem through a technology partnership with Silvair, a leader in Bluetooth-based lighting control solutions. This integration will provide users with seamless and secure wireless control, enhancing the flexibility and scalability of the ARC system. The introduction of Bluetooth NLC controls represents a significant leap forward in providing energy-efficient, user-friendly lighting control solutions for both new and retrofit applications.

About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Automated Room Controls, Inc.

Also known as ARC, Inc. its mission is to deliver cutting-edge technology that simplifies complex control needs, ensuring seamless integration and exceptional performance. We aim to lead the industry by continuously innovating and providing solutions that meet the evolving demands of our customers. Our vision is to make control systems smarter, more efficient, and more accessible to everyone.

www.ARControl.com

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures. www.OzopPlus.com

https://twitter.com/OzopEnergy

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

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